Exhibit 99.2

More information: Torrey Martin SVP, Communications and Corporate Development 203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. ANNOUNCES PRIVATE EXCHANGE OFFER

FOR AFFINION GROUP, INC.’S SENIOR CASH 12.5% / PIK STEP UP TO 15.5% NOTES

DUE 2022 AND COMMITTED PRIVATE RIGHTS OFFERINGS AS PART OF

RECAPITALIZATION TRANSACTION

The Recapitalization will Significantly Reduce Debt, Improve Liquidity and Enable the Company to Make Continued

Investments in its Core Platform, Content, Delivery and Analytics Capabilities.

STAMFORD, Conn., March 4, 2019 — Affinion Group Holdings, Inc. (“Affinion Holdings” or the “Company”) announced today that (1) Affinion Holdings and Affinion Group, Inc. (“Affinion Group”) commenced an offer to exchange (the “Exchange Offer”) all of the outstanding Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “Existing Notes”) of Affinion Group for shares of Affinion Holdings’ new Class M Common Stock, par value $0.01 per share (the “Class M Common Stock”), which Class M Common Stock will be converted immediately following the consummation of the Exchange Offer as a result of a merger with one of Affinion Holdings’ wholly-owned subsidiaries (the “Merger”) into shares of common stock, par value $0.000001 per share, of Affinion Holdings (“New Common Stock”), as set forth in the table below, (2) Affinion Group commenced a consent solicitation (the “Consent Solicitation”) in connection with the Exchange Offer to solicit consents to certain amendments to the indenture governing the Existing Notes and (3) Affinion Group commenced a rights offering (the “Rights Offering”) giving Eligible Holders (as defined below) of Existing Notes the right to purchase at par up to $288.0 million principal amount of 18.0% Senior PIK Notes due 2024 (the “New Notes”) of Affinion Group on and subject to the terms and conditions set forth in the Offering Memorandum (as defined below) and the related subscription form (the “Subscription Form”). The Exchange Offer, the Consent Solicitation and the Rights Offerings (as defined below), which are being commenced pursuant to the previously announced Support Agreement (as defined below), are part of a series of transactions approved by holders of a substantial majority of the Company’s existing common stock and of the Company’s and its subsidiaries’ secured and unsecured debt, in order to effect a comprehensive recapitalization of the existing debt of Affinion Group (collectively, the “Recapitalization”).

The purpose of the Recapitalization, including the Exchange Offer and the Rights Offering, is to deleverage the Company’s capital structure, improve its liquidity position and enable the Company to pursue its business strategy (including making continued investments in its core platform, content, delivery and analytics capabilities to support existing and future business opportunities). Upon completion, the Recapitalization (assuming all of the Existing Notes are validly tendered) will result in the conversion of approximately $700 million principal amount of Existing Notes into equity, $288 million in aggregate gross cash proceeds from the Rights Offering, $12 million in aggregate gross cash proceeds from a concurrent rights offering on substantially the same terms as the Rights Offering, to eligible holders of 1% or more of the Company’s equity (together with the Rights Offering, the “Rights Offerings”), incremental liquidity through a fully available $85 million senior secured revolving credit facility and the extension of maturities of substantially all of the Company’s long-term debt.

Existing Notes to be Exchanged	CUSIP No.	Outstanding Aggregate Principal Amount (in millions)	Total Consideration Amount for each $1,000 Principal Amount of Existing Notes Tendered At or Prior to the Consent Time(1)	Exchange Consideration Amount for each $1,000 Principal Amount of Existing Notes Tendered After the Consent Time(1)
Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022	00828DAP6, U00831AF1 and 00828DAQ4	$681,548,667	14.672467 shares of Affinion Group Holdings, Inc.’s Class M Common Stock and the right to participate in the Rights Offering	14.672467 shares of Affinion Group Holdings, Inc.’s Class M Common Stock

(1)	All accrued but unpaid interest shall be forgiven.

On March 4, 2019, Affinion Holdings and Affinion Group entered into an amended and restated support agreement (the “Support Agreement”) with, among others, certain holders of the Existing Notes, which collectively held, as of such date, approximately $647 million (95%) aggregate principal amount of the outstanding Existing Notes (the “Consenting Noteholders”). Pursuant to the Support Agreement, each of the Consenting Noteholders agreed to tender their Existing Notes in the Exchange Offer in exchange for its pro rata share of the Class M Common Stock (or, to the extent required by applicable law, non-participating penny-warrants (the “New Penny Warrants of Affinion Holdings), and the right to participate in its pro rata share of the Rights Offering. The consummation of the Exchange Offer and the obligations of the Consenting Noteholders to tender their Existing Notes in the Exchange Offer are subject to certain terms and conditions set forth in the Support Agreement, including the consummation of the Rights Offering. In addition to the Consenting Noteholders, based on statements made to the Company, the Company expects that other holder(s) of at least 3% of the aggregate principal amount of Existing Notes will also tender such Existing Notes in the Exchange Offer, upon which, together with the tenders of Existing Notes by the Consenting Noteholders, the Minimum Condition (as defined below) for the Exchange Offer would be satisfied.

Also on March 4, 2019, certain of the Consenting Noteholders (the “Financing Parties”) entered into an amended and restated investor purchase agreement (the “Investor Purchase Agreement”) with Affinion Holdings and Affinion Group. Pursuant to the Investor Purchase Agreement, the Financing Parties agreed to purchase for up to $300 million in cash any New Notes that are unpurchased in the Rights Offerings. The consummation of the Rights Offerings and the obligations of the Financing Parties to purchase New Notes are subject to certain terms and conditions set forth in the Investor Purchase Agreement, including the consummation of the Exchange Offer and the payment of a financing premium that includes the issuance of an additional $57 million in aggregate principal amount of New Notes.

The Exchange Offer and the Rights Offering are being made only (a) in the United States, to holders of Existing Notes who are (i)(x) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (y) institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act and (ii) “institutional accounts” within the meaning of Rule 4512(c) of the Financial Industry Regulatory Authority and (b) outside the United States, to holders of Existing Notes who are not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act. The holders of Existing Notes who are eligible to participate in the Exchange Offer and the Rights Offering pursuant to at least one of the foregoing conditions are referred to herein as “Eligible Holders.”

Concurrently with the Exchange Offer, Affinion Group is soliciting consents (the “Consent Solicitation”) from Eligible Holders to certain amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes to eliminate substantially all of the restrictive covenants, make amendments to certain existing terms, and eliminate certain events of default and related provisions contained in the indenture governing the Existing Notes. Eligible Holders tendering Existing Notes in the Exchange Offer must also deliver consents to the Proposed Amendments with respect to such Existing Notes. Approval of the Proposed Amendments requires the consent of holders of at least a majority of the aggregate outstanding principal amount of the Existing Notes. The consummation of the Exchange Offer is conditioned upon the receipt of the requisite consents to approve the Proposed Amendments. Under the terms of the Support Agreement, a sufficient number of Eligible Holders have agreed to tender their Existing Notes in the Exchange Offer and deliver the consents necessary to effectuate the Proposed Amendments.

The Exchange Offer and Consent Solicitation are scheduled to expire at 5:00 p.m., New York City time, on April 5, 2019 (as such date and time may be extended or earlier terminated, the “Expiration Time”). The deadline to participate in the Rights Offering is scheduled to be 5:00 p.m., New York City time on the fifth business day following the Consent Time (as defined below) (as such date and time may be extended or earlier terminated, the “Subscription Deadline”), subject to the requirement that such participant must have validly tendered its Existing Notes in the Exchange Offer by the Consent Time. It is expected that the settlement date for the Exchange Offer, Consent Solicitation and Rights Offering (the “Settlement Date”) will be the third business day following the Expiration Time or as soon as practicable thereafter.

Eligible Holders that validly tender, and do not properly withdraw, their Existing Notes at or prior to 5:00 p.m., New York City time, on March 15, 2019 (as such date and time may be extended, the “Consent Time”), will be eligible to receive, for each $1,000 principal amount of Existing Notes, the total consideration of (1) shares of Class M Common Stock that will represent the right to receive 1 share of New Common Stock after giving effect to the Merger and (2) the right to subscribe to purchase its pro rata portion in the Rights Offering. An Eligible Holder that validly tenders its Existing Notes in the Exchange Offer will be automatically deemed to have delivered a consent with respect to such tendered Existing Notes pursuant to the Consent Solicitation. Tendered Existing Notes may not be withdrawn after the Consent Time.

Eligible Holders that validly tender their Existing Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing Notes, the exchange consideration of shares of Class M Common Stock that will represent the right to receive 1 share of New Common Stock after giving effect to the Merger.

All accrued but unpaid interest on Existing Notes that are validly tendered and accepted in the Exchange Offer shall be forgiven upon consummation of the Exchange Offer.

Consummation of the Exchange Offer and Consent Solicitation is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum, consent solicitation statement and rights offering (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). Such conditions include, among other things, (1) the valid tender and acceptance by us of at least 98% of the aggregate principal amount of Existing Notes in the Exchange Offer (the “Minimum Condition”) and (2) the prior or concurrent consummation of the Rights Offerings. Subject to the terms and conditions set forth in the Offering Memorandum and the Support Agreement, Affinion Holdings and Affinion Group may waive any of these or any other conditions to the consummation of the Exchange Offer and Consent Solicitation.

Consummation of the Rights Offering is conditioned upon the satisfaction or waiver of the conditions set forth in the Offering Memorandum and the Subscription Form. Such conditions include, among other things, the consummation of the Exchange Offer. The record date for the distribution of rights in the Rights Offering to tendering Eligible Holders of Existing Notes will be the Consent Time. Only Eligible Holders of Existing Notes may participate in the Rights Offering.

The Exchange Offer, Consent Solicitation and Rights Offering are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form, each dated March 4, 2019 (as such documents may be amended from time to time). Only holders who are Eligible Holders may receive copies of the Offering Memorandum, the Letter of Transmittal and the Subscription Form and participate in the Exchange Offer and Rights Offering. The Information and Exchange Agent for the Exchange Offer and the Subscription Agent for the Rights Offering is Epiq Corporate Restructuring, LLC (“Epiq”). Holders of Existing Notes wishing to certify that they are Eligible Holders in order to be eligible to receive a copy of the Offering Memorandum, Letter of Transmittal and Subscription Form should complete and return the eligibility letter prepared by Affinion Holdings and Affinion Group (the “Eligibility Letter”) as specified in the Eligibility Letter, or contact Epiq to request the Eligibility Letter by emailing Tabulation@epiqglobal.com and referencing “Affinion” in the subject line.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer, Consent Solicitation and Rights Offering are being made and the Class M Common Stock, New Common Stock, New Penny Warrants or New Notes are being offered only to Eligible Holders. The Class M Common Stock, New Common Stock, New Penny Warrants or New Notes have not been registered under the Securities Act or under any state securities laws, and the Class M Common Stock, New Common Stock, New Penny Warrants or New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum, the Letter of Transmittal and the Subscription Form. The Exchange Offer, Consent Solicitation and Rights Offering and the issuance of the Class M Common Stock, New Common Stock, New Penny Warrants or New Notes are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form.

About Affinion Group

Affinion is one of the world’s leading loyalty and customer engagement solutions companies servicing over 68.7 million consumers with approximately 2,900 client partner relationships and over 40 years of experience as of December 31, 2018. We design, administer and fulfill loyalty and customer engagement programs that strengthen and expand the value of relationships for our leading clients around the globe, including many of the largest and most respected companies in the financial services, retail, travel, and internet commerce sectors. Based in Stamford, CT, the Company has approximately 3,100 employees located across the globe. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, the ability to complete the Exchange Offer and the Rights Offerings, discussions regarding industry outlook, Affinion Holdings and Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2018 and the other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings with the SEC, including Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, Affinion Holdings and Affinion Group undertake no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.